GOLDSTEIN AND MORRIS
                       Certified Public Accountants, P.C.
                               36 West 44th Street
                               New York, NY 10036


                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581
Attn:      Henry F. Nelson

                                                          Re: INSCI Corp. 10-KSB


Dear Mr. Nelson:

           Please be advised that we are not able to complete our audit of your financial statements to permit you to complete and file your Form 10-KSB for the fiscal year ended March 31, 2002 inasmuch as we have only recently been engaged as independent auditors and we are not in receipt of certain third party confirmations and audit responses. However, we anticipate that such information will be received shortly which will permit us to complete our audit by the second week of July 2002.

We understand that you will include this statement in the Notification of Late Filing under Rule 12b-25 which you are filing with the Securities and Exchange Commission and we hereby consent to such inclusion.

                                               Very truly yours,
                                               GOLDSTEIN & MORRIS CPA PC



                                     By:
                                               /S/ ALAN GOLDBERGER
                                               -------------------
                                               Alan Goldberger

New York, New York
June 28, 2002



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